As filed with the Securities and Exchange Commission on November 30, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AVEO PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-3581650
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Broadway, 14th Floor Cambridge, Massachusetts	02142
(Address of Principal Executive Offices)	(Zip Code)

Second Amended and Restated 2010 Stock Incentive Plan

(Full Title of the Plan)

Michael Bailey

President and Chief Executive Officer

AVEO Pharmaceuticals, Inc.

One Broadway, 14th Floor

Cambridge, Massachusetts 02142

(Name and address of agent for service)

(617) 588-1960

(Telephone number, including area code, of agent for service)

Copy to:

Steven D. Singer, Esq.

Cynthia T. Mazareas, Esq.

Wilmer Cutler Pickering Hale and Dorr LLP

60 State Street

Boston, Massachusetts 02109

(617) 526-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share	3,500,000 shares(2)	$3.00(3)	$10,500,000(3)	$1,307.25

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Consists of 3,500,000 shares issuable under the Second Amended and Restated 2010 Stock Incentive Plan.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Capital Market on November 28, 2017.

STATEMENT OF INCORPORATION BY REFERENCE

This registration statement on Form S-8 is being filed to register an additional 3,500,000 shares of Common Stock, $0.001 par value per share, of AVEO Pharmaceuticals, Inc. (the “Registrant”) issuable under the Registrant’s Second Amended and Restated 2010 Stock Incentive Plan, which was formerly known as the Amended and Restated 2010 Stock Incentive Plan (as amended and restated to date, the “Plan”). Pursuant to General Instruction E to Form S-8, except for Item 5 “Interests of Named Experts and Counsel” and Item 8 “Exhibits,” this registration statement incorporates by reference the contents of (i) the registration statement on Form S-8, File No. 333-165530, filed by the Registrant on March 17, 2010, (ii) the registration statement on Form S-8, File No. 333-175390, filed by the Registrant on July 7, 2011 and (iii) the registration statement on Form S-8, File No. 333-189565, filed by the Registrant on June 25, 2013, each relating to the Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5.	Interests of Named Experts and Counsel.

Wilmer Cutler Pickering Hale and Dorr LLP has opined as to the legality of the securities being offered by this registration statement.

Item 8.	Exhibits.

Number	Description of Exhibit

4.1	Restated Certificate of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-34655) filed with the Securities and Exchange Commission on August 9, 2017)

4.2	Second Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.5 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-163778) filed with the Securities and Exchange Commission on February 8, 2010)

5.1*	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant

23.1*	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

23.2*	Consent of Ernst & Young LLP

24.1*	Powers of Attorney (included on the signature pages of this registration statement)

99.1	Second Amended and Restated 2010 Stock Incentive Plan of the Registrant (incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K (File No. 001-34655) filed with the Securities and Exchange Commission on June 27, 2017)

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 30th day of November, 2017.

AVEO PHARMACEUTICALS, INC.

By:	/s/ Michael Bailey
Michael Bailey President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of AVEO Pharmaceuticals, Inc., hereby severally constitute and appoint Michael Bailey and Matthew Dallas, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable AVEO Pharmaceuticals, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Michael Bailey Michael Bailey	President, Chief Executive Officer and Director (Principal Executive Officer)	November 30, 2017

/s/ Matthew Dallas Matthew Dallas	Chief Financial Officer (Principal Financial and Accounting Officer)	November 30, 2017

/s/ Kenneth M. Bate Kenneth M. Bate	Director	November 30, 2017

/s/ Anthony B. Evnin Anthony B. Evnin	Director	November 30, 2017

/s/ Robert C. Young Robert C. Young	Director	November 30, 2017